Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES FIRST QUARTER 2024 RESULTS
PLYMOUTH MEETING, Pa. – May 7, 2024 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the first quarter ended March 31, 2024.
First Quarter Results and Highlights

All comparisons are to the quarter ended March 31, 2023.
•Net revenue was $792.5 million compared to $744.6 million, an increase of 6.4%.
•Net loss attributable to AdaptHealth Corp. was $2.1 million compared to net income of $15.7 million.
•Adjusted EBITDA was $158.5 million compared to $134.0 million, an increase of 18.3%.
•Cash flow from operations was $49.0 million, a decrease from $140.2 million, and Free Cash Flow was $(38.9) million, a decrease from $51.1 million, both decreases primarily driven by delayed payments resulting from the Change Healthcare data breach. Since the end of the first quarter, the delayed payments have been largely caught up.
Management Commentary

Richard Barasch, Chairman and Interim CEO of AdaptHealth, commented, “I am pleased to report that AdaptHealth had an excellent first quarter. Our Sleep and Respiratory product lines remained strong and our Diabetes product line is moving in the right direction. We delivered 6.2% non-acquired revenue growth and an 18.3% increase in Adjusted EBITDA driven by Adjusted EBITDA Margin of 20.0%.”

Mr. Barasch continued, “Despite the temporary dislocation caused by the Change Healthcare data breach, our expectations for Free Cash Flow for the first half and for the full year remain unchanged. We have continued to reduce our debt in excess of required payments and expect that we will be below 3x leverage in 2024. As I step away, I am proud of all that our team has accomplished during my tenure as CEO and I am quite confident that our progress will continue under Suzanne Foster’s leadership.”
Conference Call
Management will host a teleconference today, Tuesday, May 7, 2024, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•(800) 579-2543 (Domestic) or
•(785) 424-1789 (International)

When prompted, reference Conference ID: AHCO1Q24
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/
Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.1 million patients annually in all 50 states through its network of approximately 670 locations in 47 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.
Use of Non-GAAP Financial Information

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash	$79,566	$77,132
Accounts receivable	429,558	388,910
Inventory	108,585	113,642
Prepaid and other current assets	38,272	69,338
Total current assets	655,981	649,022
Equipment and other fixed assets, net	501,892	495,101
Operating lease right-of-use assets	111,232	110,465
Finance lease right-of-use assets	30,427	31,962
Goodwill	2,718,428	2,724,958
Identifiable intangible assets, net	124,591	130,160
Other assets	20,001	21,128
Deferred tax assets	341,141	345,854
Total Assets	$4,503,693	$4,508,650
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$340,234	$391,994
Current portion of long-term debt	40,000	53,368
Current portion of operating lease obligations	31,530	29,270
Current portion of finance lease obligations	9,245	9,122
Contract liabilities	34,040	38,570
Warrant liability	11,474	4,021
Other liabilities	26,169	10,654
Total current liabilities	492,692	536,999
Long-term debt, less current portion	2,159,161	2,094,614
Operating lease obligations, less current portion	84,115	85,529
Finance lease obligations, less current portion	21,057	22,746
Other long-term liabilities	275,639	302,093
Total Liabilities	3,032,664	3,041,981
Total Stockholders' Equity	1,471,029	1,466,669
Total Liabilities and Stockholders' Equity	$4,503,693	$4,508,650

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(in thousands, except share and per share data)	March 31,
	2024	2023
Net revenue	$792,497	$744,626
Costs and expenses:
Cost of net revenue	675,693	655,396
General and administrative expenses	48,378	47,521
Depreciation and amortization, excluding patient equipment depreciation	11,365	15,532
Goodwill impairment	6,530	—
Total costs and expenses	741,966	718,449
Operating income	50,531	26,177
Interest expense, net	32,472	31,955
Change in fair value of warrant liability	7,453	(21,914)
Other loss, net	5,105	1,175
Income before income taxes	5,501	14,961
Income tax expense (benefit)	6,610	(1,714)
Net (loss) income	(1,109)	16,675
Income attributable to noncontrolling interest	1,025	968
Net (loss) income attributable to AdaptHealth Corp.	$(2,134)	$15,707

Weighted average common shares outstanding - basic	132,914	134,525
Weighted average common shares outstanding - diluted	132,914	135,976

Basic net (loss) income per share	$(0.02)	$0.11
Diluted net loss per share	$(0.02)	$(0.06)

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended March 31,
(in thousands)	2024	2023
Cash flows from operating activities:
Net (loss) income	$(1,109)	$16,675
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	92,876	93,813
Goodwill impairment	6,530	—
Equity-based compensation	4,533	5,916
Change in fair value of warrant liability	7,453	(21,914)
Reduction in the carrying amount of operating lease right-of-use assets	10,730	8,486
Reduction in the carrying amount of finance lease right-of-use assets	2,255	427
Deferred income tax expense (benefit)	4,389	(2,327)
Change in fair value of interest rate swaps, net of reclassification adjustment	(367)	(579)
Amortization of deferred financing costs	1,309	1,309
Payment of contingent consideration from an acquisition	(1,850)	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(40,647)	5,920
Inventory	5,056	(8,149)
Prepaid and other assets	33,610	(4,503)
Operating lease obligations	(10,653)	(9,451)
Operating liabilities	(65,080)	54,625
Net cash provided by operating activities	49,035	140,248
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(87,891)	(89,120)
Payments for business acquisitions, net of cash acquired	—	(447)
Net cash used in investing activities	(87,891)	(89,567)
Cash flows from financing activities:
Proceeds from borrowings on lines of credit	75,000	50,000
Repayments on long-term debt and lines of credit	(25,000)	(30,000)
Repayments of finance lease obligations	(2,291)	(981)
Payments for shares purchased under share repurchase program	—	(9,224)
Proceeds from the exercise of stock options	545	—
Proceeds received in connection with employee stock purchase plan	607	1,021
Payments relating to the Tax Receivable Agreement	(1,432)	(3,202)
Payments for tax withholdings from restricted stock vesting	(1,139)	(2,492)
Payments of contingent consideration and deferred purchase price from acquisitions	(5,000)	(674)
Net cash provided by financing activities	41,290	4,448
Net increase in cash	2,434	55,129
Cash at beginning of period	77,132	46,272
Cash at end of period	$79,566	$101,401

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin
This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three months ended March 31, 2024 and 2023.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, litigation settlement expense, and certain other non-recurring items of expense or income.

AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net (loss) income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net (loss) income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended March 31, 2024 and 2023:

	Three Months Ended March 31,
	2024		2023
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net (loss) income attributable to AdaptHealth Corp.	$(2,134)	(0.3)%	$15,707	2.1%
Income attributable to noncontrolling interest	1,025	0.1%	968	0.1%
Interest expense, net	32,472	4.1%	31,955	4.3%
Income tax expense (benefit)	6,610	0.8%	(1,714)	(0.2)%
Depreciation and amortization, including patient equipment depreciation	92,876	11.7%	93,813	12.6%
EBITDA	130,849	16.5%	140,729	18.9%
Equity-based compensation expense (a)	4,533	0.6%	5,916	0.8%
Change in fair value of warrant liability (b)	7,453	0.9%	(21,914)	(2.9)%
Goodwill impairment (c)	6,530	0.8%	—	—%
Litigation settlement expense (d)	5,105	0.6%	—	—%
Other non-recurring expenses, net (e)	4,015	0.5%	9,233	1.2%
Adjusted EBITDA	$158,485	20.0%	$133,964	18.0%
Adjusted EBITDA Margin		20.0%		18.0%

(a)	Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)	Represents a non-cash charge or gain for the change in the estimated fair value of the warrant liability.
(c)	Represents a non-cash goodwill impairment charge relating to an immaterial business disposal during 2024.
(d)	Represents a $4.2 million charge for the change in fair value of shares expected to be issued in connection with the settlement of a previously disclosed securities class action lawsuit, as well as an expense of $0.9 million to settle a shareholder derivative complaint. The proposed settlements remain subject to final court approval and other customary closing conditions.
(e)	The 2024 period consists of $1.2 million of expenses associated with litigation, $1.0 million of consulting expenses associated with systems implementation activities, a $0.7 million write-down of assets, and $1.1 million of other non-recurring expenses. The 2023 period consists of $7.1 million of expenses associated with litigation, $1.2 million of consulting expenses associated with systems implementation activities, and $0.9 million of other non-recurring expenses.

Free Cash Flow
This press release presents AdaptHealth’s Free Cash Flow for the three months ended March 31, 2024 and 2023.
AdaptHealth defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.
The following unaudited table reconciles net cash provided by operating activities to the free cash flow measure for the three months ended March 31, 2024 and 2023:

	Three months ended
(in thousands)	March 31,
	2024	2023
Net cash provided by operating activities	$49,035	$140,248
Purchases of equipment and other fixed assets	(87,891)	(89,120)
Free cash flow	$(38,856)	$51,128

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer
IR@adapthealth.com